Exhibit 23(e)1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268044 on Form S-3 of our report dated February 15, 2023, relating to the consolidated financial statements and consolidated financial statement schedule of Southern Power Company and Subsidiary Companies, appearing in this Annual Report on Form 10-K of Southern Power Company for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 15, 2023